Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-161147, 333-169477 and 333-129429) and the Registration Statements on Form S-8 (Nos. 333-96675, 333-121823 and 333-131371) of Pepco Holdings, Inc. of our report dated February 24, 2011 for Pepco Holdings, Inc. relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, D.C.
February 24, 2011